                OHIO VALLEY ELECTRIC CORPORATION

                     AND SUBSIDIARY COMPANY

     CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                 YEAR TO DATE SEPTEMBER 30, 1997


OPERATING REVENUES:
     Sales of electric energy to:
       Department of Energy                         $174,221,822
       Sponsoring Companies                           47,916,045
     Other                                               601,219
                                                    ------------
       Total operating revenues                      222,739,086
                                                    ------------
OPERATING EXPENSES:
     Fuel consumed in operation                      152,754,710
     Purchased power                                     469,153
     Other operation                                  29,060,281
     Maintenance                                      22,332,687
     Depreciation - Coal Switch                        4,509,120
     Taxes, other than Federal income taxes            6,526,224
     Federal income taxes                              1,626,711
                                                    ------------
       Total operating expenses                      217,278,886
                                                    ------------
         Operating income                              5,460,200

INTEREST INCOME AND OTHER                                309,058
                                                    ------------
         Income before interest charges                5,769,258

INTEREST EXPENSE                                       3,919,936
                                                    ------------
     Net income                                        1,849,322

RETAINED EARNINGS, January 1, 1997                     2,430,811

CASH DIVIDENDS ON COMMON STOCK                        (1,050,000)
                                                    ------------

RETAINED EARNINGS, September 30, 1997               $  3,230,133
                                                    ============

                OHIO VALLEY ELECTRIC CORPORATION

                     AND SUBSIDIARY COMPANY

                   CONSOLIDATED BALANCE SHEET

                    AS OF SEPTEMBER 30, 1997

          ASSETS
          ------

ELECTRIC PLANT -- at original cost                     $659,687,898

 Less-Accumulated provisions for
   depreciation and amortization                        594,218,538
                                                       ------------
                                                         65,469,360
 Construction work in progess                             5,998,136
                                                       ------------
                                                         71,467,496
                                                       ------------
CURRENT ASSETS:
  Cash and cash equivalents                               6,166,727
  Accounts receivable                                    20,160,612
  Interest receivable                                         1,381
  Coal in storage, at average cost                       13,246,933
  Coal sold under agreement to repurchase                19,000,000
  Materials and supplies, at average cost                20,723,048
  Property taxes                                            900,000
  SO2 Allowances                                         14,891,670
  Prepaid expenses and other                              2,071,586
                                                       ------------
    Total Current Assets                                 97,161,957
                                                       ------------
DEFERRED CHARGES AND OTHER:
  Unamortized debt expense                                  327,087
  Future Federal income tax benefits                     58,729,075
  Unrecognized postretirement benefits expense           35,065,000
  Unrecognized postemployment benefits expense            1,265,593
  Unrecognized pension expense                            9,559,181
  Deferred depreciation - Coal Switch                     5,208,263
  Prepaids and other                                      4,545,210
                                                       ------------
    Total Deferred Charges                              114,699,409
                                                       ------------
TOTAL ASSETS                                           $283,328,862
                                                       ============

                OHIO VALLEY ELECTRIC CORPORATION

                     AND SUBSIDIARY COMPANY

                   CONSOLIDATED BALANCE SHEET

                    AS OF SEPTEMBER 30, 1997


     CAPITALIZATION AND LIABILITIES
     ------------------------------
CAPITALIZATION:
  Common stock, $100 par value -
   Authorized, 300,000 shares;
   outstanding, 100,000 shares                             $ 10,000,000
  Senior secured notes                                       64,666,520
  Retained earnings                                           3,230,133
                                                           ------------
                                                             77,896,653
CURRENT LIABILITIES:
  Lines-of-credit borrowings                                 20,000,000
  Notes payable maturing in one year                          7,600,000
  Current portion of long-term debt                           1,552,200
  Accounts payable                                           22,282,617
  Coal purchase obligation                                   19,000,000
  Accrued taxes                                               6,754,288
  Deferred income                                                 3,438
  Accrued interest and other                                  1,687,719
                                                           ------------
                                                             78,880,262
                                                           ------------
DEFERRED CREDITS:
  Investment tax credits                                     10,610,318
  Accrued pension liability                                   9,559,181
  Customer advances for construction                          4,215,909
  Net antitrust settlement                                    4,111,809
  Deferred credit - tax benefits                             60,061,874
  Postretirement benefits obligation                         35,065,000
  Postemployment benefits obligation                          1,265,593
  Deferred credit - S02 allowance                             1,661,262
  Deferred credit - other                                         1,001
                                                           ------------
                                                            126,551,947
                                                           ------------
TOTAL CAPITALIZATION AND LIABILITIES                       $283,328,862
                                                           ============